                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ____________________


                                   FORM 8-K


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) August 20, 1997



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)



          Delaware                0-16102                   59-2840783
(State or Other Jurisdiction     Commission              (I.R.S. Employer
     Of Incorporation)           File Number              Identification
                                                              Number)


               1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                    (Address of principal executive offices)


                                 (609)235-6009
              (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------


     On August 20, 1997, Eastern Environmental Services, Inc. (the "Registrant" or "Eastern") acquired all of the outstanding shares of stock of Soil Remediation of Philadelphia, Inc. ("SRP") pursuant to the terms of an Agreement for the Sale and Purchase of Stock (the "SRP Stock Agreement") dated August 20, 1997 between the Registrant and USA Waste Services, Inc. (the "Seller"). The Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the SRP Stock Agreement, which is filed herewith as Exhibit 10.1.

     Additionally, the Registrant and its wholly owned subsidiary, Eastern Environmental Services, Inc. of Fairless Hills, Inc. ("EESI of Fairless") entered into an Agreement (the "Fairless Hills Agreement") dated August 20, 1997 with USA Waste Services, Inc. ("USA Waste"), USA Waste of Fairless Hills, Inc. ("USA Fairless"), Clean Soils of Fairless Hills, Inc. ("Clean Soils Fairless") to evidence a transaction under which EESI of Fairless will acquire all of the stock of Clean Soils Fairless and USA Fairless, two companies under common ownership with SRP by USA Waste. The closing of the acquisition of the stock of Clean Soils Fairless and USA Fairless are pending upon satisfaction of certain normal conditions which the Registrant believes will be resolved. The description of the acquired assets and the proposed acquisition transaction set forth herein is qualified in its entirety by reference to the Fairless Hills Agreement, which is filed herewith as Exhibit 10.2.

    In connection with the acquisition of SRP and the Agreement to acquire
Clean Soils Fairless, Eastern entered into a Management Agreement dated July 14, 1997 between SRP, Clean Soils Fairless and Eastern Waste of Delaware Valley, Inc., a wholly owned subsidiary of Eastern designated as the Manager. The Management Agreement provided that Eastern Waste of Delaware Valley, Inc. would manage the businesses of SRP and Clean Soils Fairless, retain the revenue of the businesses and pay all associated expenses, until final closings of the acquisitions. The Management Agreement can be terminated by either the Manager, SRP or Clean Soils Fairless upon ten (10) days written notice if any material provision of the Management Agreement is violated. The description of the Management Agreement is qualified in its entirety by reference to Exhibit 10.3

     Pursuant to the SRP Stock Agreement, the stock of SRP was acquired for consideration of 270,000 unregistered shares of the Registrant's common stock valued at $15.625 per share. Estimated consideration for the pending acquisitions of Clean Soils Fairless and USA Fairless consists of 35,000 unregistered shares of the Registrant's stock valued at $15.625 per share.

     Assets acquired within the SRP Stock Agreement include property, equipment, vehicles, leases for real estate and personal property, accounts receivable from customers, certain permits, licenses, consents and other governmental approvals used in the operation of the business conducted by SRP. The acquired assets were used by the Seller in the solid remediation business. The Registrant intends to continue to use the acquired assets for this purpose. Assumed liabilities include certain amounts due to vendors.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS.
          -----------------------------------


(a) Financial statements of business acquired. It is impracticable to provide the required financial statements of Soil Remediation of Philadelphia, Inc. and Clean Soils of Fairless Hills, Inc. at the time of the filing of this report. The required financial statements of Soil Remediation of Philadelphia, Inc. and Clean Soils of Fairless Hills, Inc. will be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.

(b)    Pro forma financial information

       It is impracticable to provide the required pro forma financial information of Eastern Environmental Services, Inc. at the time of the filing of this report. The pro forma information will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934.

(c)    Exhibits

10.1 Agreement for the Sale and Purchase of the Stock of Soil Remediation of Philadelphia, Inc. dated as of August 20, 1997, by and between USA Waste Services, Inc. and Eastern Environmental Services, Inc.

10.2 Agreement dated as of August 20, 1997 by and among USA Waste Services, Inc., USA Waste of Fairless Hills, Inc. ("USA Fairless"), Clean Soils of Fairless Hills, Inc. ("Clean Soils Fairless"), EESI of Fairless Hills, Inc. and Eastern Environmental Services, Inc. for the acquisition of the stock of Clean Soils Fairless and USA Fairless.

10.3 Management Agreement dated July 14, 1997 by and between Soil Remediation of Philadelphia, Inc., Clean Soils of Fairless Hills, Inc. and Eastern Waste of Delaware Valley, Inc.


________________________________________________________________________________

               SIGNATURE
               ---------

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Eastern Environmental Services, Inc.

Date: September 4, 1997            By:  /s/ Louis D. Paolino, Jr.
                                      ------------------------------------
                                        Louis D. Paolino, Jr., President
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                                 EXHIBIT INDEX

Exhibit
 No.      Description
----      -----------


10.1 Agreement for the Sale and Purchase of the Stock of Soil Remediation of Philadelphia, Inc. dated as of August 20, 1997, by and between USA Waste Services, Inc. and Eastern Environmental Services, Inc.

10.2 Agreement dated as of August 20, 1997 by and among USA Waste Services, Inc., USA Waste of Fairless Hills, Inc. ("USA Fairless"), Clean Soils of Fairless Hills, Inc. ("Clean Soils Fairless"), EESI of Fairless Hills, Inc. and Eastern Environmental Services, Inc. for the acquisition of the stock of Clean Soils Fairless and USA Fairless.

10.3 Management Agreement dated July 14, 1997 by and between Soil Remediation of Philadelphia, Inc., Clean Soils of Fairless Hills, Inc. and Eastern Waste of Delaware Valley, Inc.